Exhibit 99.1

Cancer Genetics Prices $7.0 Million Registered Direct Offering

RUTHERFORD, N.J. December 8, 2017 — Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for oncology through molecular markers and diagnostics, today announced the pricing of a registered direct offering of 3,500,000 units at a purchase price of $2.00 per unit. The gross proceeds are expected to be approximately $7.0 million, prior to deducting any placement agent fees or other offering-related expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Each unit consists of one share of Cancer Genetics common stock and one warrant to purchase one share of common stock at an exercise price of $2.35 per share. Each warrant will be exercisable 6 months following the date of issuance and will expire 18 months from the date of issuance.

The closing of the offering is expected to take place on or about December 12, 2017, subject to the satisfaction of customary closing conditions.

The securities are being offered by Cancer Genetics pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission (“SEC”) and the base prospectus contained therein (File No. 333-218229). The offering of the securities will be made only by means of a prospectus. A prospectus supplement and accompanying base prospectus relating to the securities being offered will be filed with the SEC.   Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 4th Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT CANCER GENETICS

Cancer Genetics Inc. (CGI) is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI has developed a global footprint with locations in the US, India and China. The Company has established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding the completion, timing, pricing and size of the offering described in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks associated with market conditions, the satisfaction of customary closing conditions related to the offering, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the Quarter ended September 30, 2017 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Contacts

Media Relations

Kirsten Thomas

508-280-6592

kthomas@theruthgroup.com

Investor Relations

Lee Roth / Robert Flamm

646-536-7012 / 7017

lroth@theruthgroup.com / rflamm@theruthgroup.com